Exhibit No. 99.1
                                                                                     newsrelease
                    CTS CORPORATION  Elkhart, Indiana 46514h(574) 293-7511

                                June 14, 2007
FOR RELEASE:  Immediately

CTS CORPORATION ANNOUNCES ELECTION OF
NEW PRESIDENT AND CEO

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced the election of Vinod M. Khilnani to the position of President and Chief Executive Officer, effective July 2, 2007.  He will succeed Donald K. Schwanz, current Chairman and CEO.  Mr. Schwanz had previously announced his intent to retire during 2007.  In addition, CTS intends to appoint Roger R. Hemminghaus as Chairman of the Board of Directors.  Mr. Hemminghaus has been an independent CTS Director since 2000 and was Chairman and CEO of Ultramar Diamond Shamrock Corporation before it was acquired by Valero Energy.  Mr. Hemminghaus is also a Director of Xcel Energy, Inc. and Tandy Brand Accessories Corp.  Mr. Schwanz will remain on the Board as Chairman Emeritus through the end of 2007.   It is anticipated that Mr. Khilnani will be appointed to the Board following the 2007 Annual Meeting of Shareholders.

“Don has led CTS through a tremendous transformation during his six year tenure as CEO and has successfully positioned the Company to grow profitably.  On behalf of the Board of Directors and along with the entire CTS team, we wish Don the very best in his retirement,” said Roger Hemminghaus.

Mr. Khilnani, 54, has over 30 years of leadership experience in finance, strategy, mergers and acquisitions and operating roles based in the USA and Europe, including 18 years at Cummins (NYSE:  CMI).  He has served CTS as its Senior Vice President and Chief Financial Officer since 2001.

“I am delighted to accept this appointment and excited about the promising future at CTS with excellent new products and technology, blue chip customers and world-class employees.  I believe we have a tremendous opportunity to leverage CTS’ leadership position to drive growth and create value for all our stakeholders.  I have instituted an active search for my replacement as CFO and will be announcing an interim CFO very soon,” said Vinod Khilnani.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical, defense and aerospace and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements.  For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                      Vinod M. Khilnani, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 293-7511                                                      FAX (574) 293-6146